Exhibit 99.1

KMG Chemicals, Inc. 9555 W. Sam Houston Parkway South Suite 600 Houston, TX 77099 USA

KMG Updates Status of Form 10-K Filing

HOUSTON, Texas — (BUSINESS WIRE) — November 5, 2015 — KMG Chemicals, Inc. (NYSE: KMG), a global provider of specialty chemicals, today announced that the Company continues to work to complete its testing and review of internal controls for financial reporting in order to file its Form 10-K for the fiscal 2015 year. The filing will be made as promptly as practicable after that work is completed, and KMG expects to regain compliance with all New York Stock Exchange listing requirements following the filing of the 10-K.

Additionally, the financial results previously reported in KMG’s earnings release on October 14, 2015 will not change upon the filing of the 10-K.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Contact

KMG Chemicals, Inc.

Eric Glover, 713-600-3865

Investor Relations Manager

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG